Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-226713) of Priority Technology Holdings, Inc.,
(2)Registration Statement (Form S-8 No. 333-230620) of Priority Technology Holdings, Inc.,
(3)Registration Statement (Form S-8 No. 333-264064) of Priority Technology Holdings, Inc.,
(4)Registration Statement (Form S-8 No. 333-268918) of Priority Technology Holdings, Inc.,
(5)Registration Statement (Form S-8 No. 333-268919) of Priority Technology Holdings, Inc.,
(6)Registration Statement (Form S-3 No. 333-283519) of Priority Technology Holdings, Inc., and
(7)Registration Statement (Form S-8 No. 333-288758) of Priority Technology Holdings, Inc.;

of our reports dated March 10, 2026, with respect to the consolidated financial statements of Priority Technology Holdings, Inc. and the effectiveness of internal control over financial reporting of Priority Technology Holdings, Inc. included in this Annual Report (Form 10-K) of Priority Technology Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Atlanta, Georgia
March 10, 2026